Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2017

Revenues of $709 Million, Up 9% (~10% on a constant currency basis)1

Global Client BPO Revenues of $541 Million, Up 14% (~15% on a constant currency basis)2

Diluted EPS of $0.38, Up 15%; Adjusted Diluted EPS3 of $0.46, Up 23%

NEW YORK, November 7, 2017 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the third quarter ended September 30, 2017.

“Our strong third quarter Global Client BPO constant currency revenue growth of 15% continued to fuel our momentum for the year and was balanced across most of our chosen industry verticals. Transformation services, comprised of consulting, digital and analytics, grew more than 25% for Global Clients,” said N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO. “We are gaining traction in our key service lines as clients are increasingly looking for transformative solutions incorporating deep expertise in domain, process, and digital technologies. The Genpact CoraTM Automation to AI platform, coupled with the enhanced capabilities from our targeted acquisitions in AI, design thinking, mobility, cloud-based intelligent workflow technologies and deep domain expertise, are all resonating really well in the market.  I am also excited by the positive response to our relaunch of the Genpact brand with the tagline, ‘Transformation happens here.’”

Key Financial Results – Third Quarter 2017

•	Total revenue was $708.8 million, up 9% year-over-year (up ~10% on a constant currency basis).
•

Income from operations was $97.5 million, up 11.9% year-over-year, with a corresponding margin of 13.7%.  Adjusted income from operations was $115.9 million, up 11.3% year-over-year, with a corresponding margin of 16.4%.[4]

•

Diluted earnings per share were $0.38, up 15% year-over-year, and adjusted diluted earnings per share were $0.46, up 23% year-over-year. Diluted earnings per share includes a $0.02 foreign currency gain resulting from balance sheet re-measurement.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]

Global Client BPO revenue growth rates have been adjusted to assume that the GE revenue reclassifications we undertook at the end of fiscal 2016 occurred on January 1, 2016.  On an unadjusted basis, Global Client BPO revenue was up 15% (~16% on a constant currency basis). See the information under the heading “Revenue Details – Third Quarter 2017.”

[3]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[4]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

Revenue Details – Third Quarter 20175

•

Revenue from Global Clients was $637 million, up 13% year-over-year (up ~14% on a constant currency basis), representing approximately 90% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from Global Clients would have increased 12% year-over-year (or ~13% on a constant currency basis).

•

Revenue from GE was $72 million, down 15% year-over-year, representing approximately 10% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from GE would have decreased 12% year-over-year.

•	Total BPO revenue was $583 million, up 10% year-over-year, representing approximately 82% of total revenues.
•

Global Client BPO revenue was $541 million, up 15% year-over-year (up ~16% on a constant currency basis). If all 2016 GE revenue reclassifications had occurred on January 1, 2016, BPO revenue from Global Clients would have increased 14% year-over-year (or 15% on a constant currency basis).

•	GE BPO revenue was $43 million, down 30% year-over-year. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, GE BPO revenue would have decreased 26% year-over-year.
•	Total IT revenue was $126 million, up 6% year-over-year, representing approximately 18% of total revenues.
•	Global Client IT revenue was $96 million, up 2% year-over-year.
•	GE IT revenue was $30 million, up 21% year-over-year.

Cash Flow from Operations

•	Cash generated from operations was $148 million in the third quarter of 2017 compared to $150 million in the third quarter of 2016.

2017 Outlook

•

Total revenue for the full year 2017 is now expected to be $2.72 to $2.73 billion (including an assumed adverse foreign exchange impact of $15 million, all of which is reflected in Global Client revenue), representing growth of approximately 6%, or 7% on a constant currency basis.

•	Global Client revenue is now expected to grow approximately 9%, or 10% on a constant currency basis.
•	Adjusted income from operations margin[6] is expected to be approximately 15.7%.
•	Adjusted diluted EPS[7] is now expected to be $1.59 to $1.60.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 7, 2017 to discuss the company’s performance for the third quarter of 2017. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 93773556.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay will be available on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[5]

At the end of each fiscal year, we reclassify revenue related to certain divested GE businesses as Global Client revenue as of the dates of divestiture.  Additionally, at the end of 2016, we reclassified revenue from our acquisitions of Endeavour Software Technologies Pvt. Ltd. and PNMSoft Ltd. from IT services to BPO revenue effective as of the date of the acquisitions.  The impact of these reclassifications is reflected in the revenue results and growth rates presented under this heading.  In order to provide a consistent view of the trends underlying our business, we are also presenting under this heading revenue results and growth rates adjusted to assume that the 2016 GE reclassifications occurred on January 1, 2016.

[6]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[7]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes for hundreds of Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics. We obsess over operations and focus on the details – all 77,000+ of us. From New York to New Delhi and more than 20 countries in between, Genpact has the end-to-end expertise to connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that rethinking each step from start to finish will create better business outcomes. Whatever it is, we’ll be there with you – putting data and digital to work to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of September 30,
	2016	2017
Assets
Current assets
Cash and cash equivalents	$422,623	$440,055
Accounts receivable, net	615,265	670,692
Prepaid expenses and other current assets	189,149	243,867
Total current assets	$1,227,037	$1,354,614
Property, plant and equipment, net	193,218	205,623
Deferred tax assets	70,143	75,273
Investment in equity affiliates	4,800	833
Intangible assets, net	78,946	138,215
Goodwill	1,069,408	1,315,312
Other assets	242,328	260,021
Total assets	$2,885,880	$3,349,891
Liabilities and equity
Current liabilities
Short-term borrowings	$160,000	$160,000
Current portion of long-term debt	39,181	39,224
Accounts payable	9,768	16,858
Income taxes payable	24,159	66,328
Accrued expenses and other current liabilities	498,247	540,743
Total current liabilities	$731,355	$823,153
Long-term debt, less current portion	698,152	1,016,371
Deferred tax liabilities	2,415	7,210
Other liabilities	162,790	184,965
Total liabilities	$1,594,712	$2,031,699
Redeemable non-controlling interest	4,520	3,839
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 198,794,052 and 193,033,898 issued and outstanding as of December 31, 2016 and September 30, 2017, respectively	1,984	1,926
Additional paid-in capital	1,384,468	1,369,392
Retained earnings	358,121	338,349
Accumulated other comprehensive income (loss)	(457,925)	(395,314)
Total equity	$1,286,648	$1,314,353
Total liabilities, redeemable non-controlling interest and equity	$2,885,880	$3,349,891

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2016[8]	2017	2016[8]	2017
Net revenues	$648,783	$708,824	$1,889,009	$2,002,516
Cost of revenue	392,432	429,191	1,149,035	1,227,821
Gross profit	$256,351	$279,633	$739,974	$774,695
Operating expenses:
Selling, general and administrative expenses	156,969	172,095	482,315	500,854
Amortization of acquired intangible assets	7,126	10,151	19,764	25,780
Other operating (income) expense, net	5,132	(64)	(4,791)	(8,517)
Income from operations	$87,124	$97,451	$242,686	$256,578
Foreign exchange gains (losses), net	(654)	5,045	3,156	2.045
Interest income (expense), net	(4,901)	(8,724)	(11,172)	(24,067)
Other income (expense), net	5,791	(4,030)	7,172	9,011
Income before equity-method investment activity, net and income tax expense	$87,360	$89,742	$241,842	$243,567
Equity-method investment activity, net	(2,117)	—	(6,336)	(4,567)
Income before income tax expense	$85,243	$89,742	$235,506	$239,000
Income tax expense	17,055	16,581	44,026	44,297
Net income	$68,188	$73,161	$191,480	$194,703
Net loss attributable to redeemable non-controlling interest	734	584	1,905	1,326
Net income attributable to Genpact Limited shareholders	$68,922	$73,745	$193,385	$196,029
Net income available to Genpact Limited common shareholders	$68,922	$73,745	$193,385	$196,029
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.33	$0.38	$0. 93	$1.01
Diluted	$0.33	$0.38	$0.91	$0.99
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	206,146,007	192,124,366	209,034,741	194,221,162
Diluted	209,376,683	194,947,699	212,357,594	197,112,014

[8]

Income taxes, net income and basic and diluted net income per common share for the three and nine months ended September 30, 2016 have been restated due to the adoption of ASU No. 2016-09 in 2016 with effect from January 1, 2016.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2016[9]	2017
Operating activities
Net income attributable to Genpact Limited shareholders	$193,385	$196,029
Net loss attributable to redeemable non-controlling interest	(1,905)	(1,326)
Net income	$191,480	$194,703
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	40,366	42,271
Amortization of debt issuance costs	1,150	1,382
Amortization of acquired intangible assets	19,764	25,780
Intangible assets write-down	11,195	—
Reserve for doubtful receivables	7,307	4,871
Unrealized loss (gain) on revaluation of foreign currency asset/liability	1,304	(9,296)
Equity-method investment activity, net	6,336	4,567
Stock-based compensation expense	18,344	22,402
Deferred income taxes	20,729	(4,589)
Gain on divestiture	(5,214)	—
Provision for expected loss on divestiture	—	5,195
Others, net	29	(5,261)
Change in operating assets and liabilities:
Increase in accounts receivable	(33,760)	(30,687)
Increase in prepaid expenses, other current assets and other assets	(64,252)	(56,230)
Decrease in accounts payable	(397)	(462)
Increase/(decrease) in accrued expenses, other current liabilities and other liabilities	(14,797)	27,723
Increase in income taxes payable	36,420	41,324
Net cash provided by operating activities	$236,004	$263,693
Investing activities
Purchase of property, plant and equipment and intangibles	(64,441)	(56,460)
Proceeds from sale of property, plant and equipment	334	1,648
Investment in equity affiliates	(7,519)	(496)
Payment for business acquisitions, net of cash acquired	(41,558)	(277,549)
Proceeds from divestiture of business, net of cash divested	17,582	—
Net cash used for investing activities	$(95,602)	$(332,857)
Financing activities
Repayment of capital lease obligations	(1,344)	(2,199)
Payment of debt issuance costs	—	(1,481)
Proceeds from long-term debt	—	350,000
Repayment of long-term debt	(30,000)	(30,000)
Proceeds from short-term borrowings	155,000	275,000
Repayment of short-term borrowings	(61,500)	(275,000)
Proceeds from issuance of common shares under stock-based compensation plans	12,808	12,834
Payment for net settlement of stock-based awards	(461)	(10,296)
Payment of earn-out/deferred consideration	(1,406)	(6,219)
Dividend paid	—	(35,096)
Payment for stock purchased and retired	(242,552)	(219,784)
Payment for expenses related to stock purchase	(192)	(16)
Net cash provided by (used for) financing activities	$(169,647)	$57,743
Effect of exchange rate changes	(2,570)	28,853
Net increase (decrease) in cash and cash equivalents	(29,245)	(11,421)
Cash and cash equivalents at the beginning of the period	450,907	422,623
Cash and cash equivalents at the end of the period	$419,092	$440,055
Supplementary information
Cash paid during the period for interest	$13,267	$23,414
Cash paid during the period for income taxes	$40,294	$46,935
Property, plant and equipment acquired under capital lease obligations	$1,667	$1,944

[9]	Income taxes, net income and cash flows for the nine months ended September 30, 2016 have been restated due to the adoption of ASU No. 2016-09 in 2016 with effect from January 1, 2016.

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2016 and 2017:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Income from operations	$87,124	$97,451	$242,686	$256,578
Add: Stock-based compensation	4,828	10,051	18,344	22,402
Add: Amortization of acquired intangible assets	6,519	9,520	18,207	24,077
Add: Acquisition-related expenses	1,334	2,364	1,836	5,755
Add: Other income (expense), net	5,791	(4,030)	7,172	9,011
Less: Equity-method investment activity, net	(2,117)	—	(6,336)	(4,567)
Add: Net loss attributable to redeemable non-controlling interest	734	584	1,905	1,326
Adjusted income from operations	$104,213	$115,940	$283,814	$314,582
Adjusted income from operations margin	16.1%	16.4%	15.2%	15.7%

Reconciliation of Adjusted Diluted EPS10

(Unaudited)

(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2017	2016	2017
Diluted EPS	$0.33	$0.38	$0.91	$0.99
Add: Stock-based compensation	0.02	0.05	0.09	0.11
Add: Amortization of acquired intangible assets	0.03	0.05	0.09	0.12
Add: Acquisition-related expenses	0.01	0.01	0.01	0.03
Less: Tax impact on stock-based compensation	(0.01)	(0.02)	(0.02)	(0.03)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.02)	(0.03)	(0.04)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$0.37	$0.46	$1.04	$1.19

[10]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2017:

Reconciliation of Outlook for Adjusted Income from Operations Margin11

(Unaudited)

Year ending December 31, 2017
Income from operations margin	12.9%
Add: Estimated stock-based compensation	1.2%
Add: Estimated amortization of acquired intangible assets	1.2%
Add: Estimated acquisition-related expenses	0.2%
Add: Estimated other income (expense), net	0.4%
Less: Estimated equity-method investment activity, net	(0.2)%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Adjusted Diluted EPS11

(Unaudited)

(Per share data)

	Year ending December 31, 2017
	Lower	Upper
Diluted EPS	$1.33	$1.34
Add: Estimated stock-based compensation	0.17	0.17
Add: Estimated amortization of acquired intangible assets	0.17	0.17
Add: Estimated acquisition-related expenses	0.03	0.03
Less: Estimated tax impact on stock-based compensation	(0.05)	(0.05)
Less: Estimated tax impact on amortization of acquired intangibles	(0.05)	(0.05)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.59	$1.60

[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.